                                                                      EXHIBIT 11




                THE HALLWOOD GROUP INCORPORATED AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                                Six Months Ended     Three Months Ended
                                                                    January 31,          January 31,
                                                               ------------------    ------------------
                                                                 1994       1993      1994       1993
                                                                 ----       ----      ----       ----
PRIMARY:
Average common shares outstanding . . . . . . . . . . . . .      5,487      5,462     5,487       5,462

Dilutive stock options based on the treasury stock method
using the period end market price . . . . . . . . . . . . .         --         70        --          70
                                                               -------     ------    ------      ------

Average common and common share equivalents outstanding . .      5,487      5,532     5,487       5,532
                                                               =======     ======    ======      ======

Net income (loss) . . . . . . . . . . . . . . . . . . . . .    $(1,788)    $6,105    $ (447)     $6,321
                                                               =======     ======    ======      ======

Per share amount  . . . . . . . . . . . . . . . . . . . . .    $ (0.33)    $ 1.10    $(0.09)     $ 1.14
                                                               =======     ======    ======      ======


FULLY DILUTED:
Average common and common share equivalents
outstanding - primary . . . . . . . . . . . . . . . . . . .      5,487      5,532     5,487       5,532
                                                               =======     ======    ======      ======

Net income (loss) . . . . . . . . . . . . . . . . . . . . .    $(1,788)    $6,105    $ (447)     $6,321
                                                               =======     ======    ======      ======

Per share amount  . . . . . . . . . . . . . . . . . . . . .    $ (0.33)    $ 1.10    $(0.09)     $ 1.14
                                                               =======     ======    ======      ======

NOTE: Since dilution under fully diluted method is less than 3%, dual presentation on consolidated statements of operations is not required.





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